EXHIBIT 3.4

BYLAWS
OF
MAXWELL TECHNOLOGIES, INC.
(A Delaware Corporation)

ARTICLE I

Offices

Section 1.01.  REGISTERED OFFICE.  The registered office of Maxwell Technologies, Inc. (the “Corporation”) in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

Section 1.02.  PRINCIPAL EXECUTIVE OFFICE.  The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation (“Board of Directors”) from time to time shall designate.

Section 1.03.  OTHER OFFICES.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01.  ANNUAL MEETINGS.  The annual meeting of stockholders of the Corporation shall be held on the last Wednesday of November at 11:00 a.m. or on such other date and at such other time as the Board of Directors shall determine.  At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.03 hereof and any other proper business may be transacted.

Section 2.02.  SPECIAL MEETINGS.  Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President.  Special meetings may not be called by any other person or persons.  Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

Section 2.03.  PLACE OF MEETINGS.  Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairman of the Board.  If no location is so determined, any annual or special meeting shall be held at the principal executive office of the Corporation.

Section 2.04.  NOTICE OF MEETINGS.  Written notice of each annual or special meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered either personally or by mail to stockholders entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.  The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of special meeting, also be stated.  If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case such notice shall be mailed to the address designated in such request.

Section 2.05.  CONDUCT OF MEETINGS.  All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairman of such meetings shall determine.  The chairman of any annual or special meeting of stockholders shall be the Chairman of the Board.  The Secretary, or in the absence of the Secretary, a person designated by the Chairman of the Board, shall act as secretary of the meeting.

Section 2.06.  QUORUM.  At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of a majority of shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business; provided, however, that this Section 2.06 shall not affect any different requirement which may exist under statute, pursuant to the rights of any authorized class or series of stock, or under the Certificate of Incorporation of the Corporation (the “Certificate”) for the vote necessary for the adoption of any measure governed thereby.  In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained.  At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07.  VOTES REQUIRED.  Unless otherwise provided by statute, by the rights of any authorized class or series of stock or by the Certificate, at a duly called meeting of stockholders for the election of directors at which a quorum is present (a) a plurality of the votes cast shall be sufficient to elect directors, and (b) a majority of the votes cast shall be sufficient to take or authorize action upon any other matter.

Section 2.08.  PROXIES.  A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing (which shall include writings sent by telex, telegraph, cable or facsimile transmission) by the stockholder himself or by his duly authorized attorney-in-fact.  No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney-in-fact, and dated, but it need not be sealed, witnessed or acknowledged.

Section 2.09.  STOCKHOLDER ACTION.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the Disinterested Directors (as defined in the Certificate), in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and the Certificate have been satisfied.

Section 2.10.  LIST OF STOCKHOLDERS.  The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

Section 2.11.  INSPECTORS OF ELECTION.  In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof.  If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder’s proxy, shall) make such an appointment.

The number of Inspectors of Election shall be one (1) or three (3).  If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all.  No such Inspector need be a stockholder of the Corporation.

The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election to vote with fairness to all stockholders.  On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, question or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

ARTICLE III

Directors

Section 3.01.  POWERS.  The business and affairs of the Corporation shall be managed by and be under the direction of the Board of Directors.  The Board of Directors shall exercise all the powers of the Corporation, except those that are conferred upon or reserved to the stockholders by statute, the Certificate of these Bylaws.

Section 3.02.  NUMBER.  The number of directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3).  The first Board of Directors and subsequent Boards of Directors shall consist of three (3) directors until changed as herein provided.

Section 3.03.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Except as provided in Section 3.06 hereof, directors shall be elected by the stockholders of the Corporation.  The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors elected to Class I at the 1986 annual meeting of stockholders shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1986, and the directors elected to Class II at the 1986 annual meeting of stockholders shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1987, and the directors elected to Class III at the 1986 annual meeting of stockholders shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1988.

Notwithstanding the foregoing provisions of this Section 3.03, each director shall serve until his successor is elected and qualified or until his death, resignation or removal and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.04.  ELECTION OF CHAIRMAN OF THE BOARD.  At the organizational meeting immediately following the annual meeting of stockholders, the directors shall elect a Chairman of the Board from among the directors who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been elected or until his earlier resignation or removal.  Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

Section 3.05.  VACANCIES AND ADDITIONAL DIRECTORSHIPS.  Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.06.  REGULAR AND SPECIAL MEETINGS.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors, except that a regular meeting shall be held immediately following each annual meeting of shareholders for the purpose of organization, election of officers and the transaction of other business.  A notice of each regular meeting shall not be required.

Special meetings of the Board of Directors shall be held upon call by or at the direction of the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.  Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telegram, cable, facsimile transmission or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held.  Such notice shall state the time and place of such meeting, but need not state the purpose or purposes thereof, unless otherwise required by law, the Certificate of these Bylaws.

Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing.

Section 3.07.  QUORUM.  At all meetings of the Board of Directors, a majority of the fixed number of directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall be present.  At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.08.  VOTES REQUIRED.  Except as otherwise provided by applicable law or by the Certificate, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.09.  PLACE AND CONDUCT OF MEETINGS.  Each regular meeting and special meeting of the Board of Directors shall be held at a location determined as follows:  The Board of Directors may designate any place, within or without the State of Delaware, for the holding of any meeting.  If no such designation is made:  (i) any meeting called by a majority of the directors shall be held at such location, within the county of the Corporation’s principal executive office, as the directors calling the meeting shall designate; and (ii) any other meeting shall be held at such location, within the county of the Corporation’s principal executive office, as the Chairman of the Board may designate or, in the absence of such designation, at the Corporation’s principal executive office.  Subject to the requirements of applicable law, all regular and special meetings of the Board of Directors shall be conducted in accordance with such rules and procedures as the Board of Directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.  The chairman of any regular or special meeting shall be the Chairman of the Board, or in his absence a person designated by the Board of Directors.  The Secretary, or in the absence of the Secretary a person designated by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.10.  FEES AND COMPENSATION.  Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors (a) for their usual and contemplated services as directors, (b) for their services as members of committees appointed by the Board of Directors, including attendance at committee meetings as well as services which may be required when committee members must consult with management staff, and (c) for extraordinary services as directors or as members of committees appointed by the Board of Directors, over and above those services for which compensation is fixed pursuant to items (a) and (b) in this Section 3.10.  Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix.  Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services.  Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.11.  COMMITTEES OF THE BOARD OF DIRECTORS.  Subject to the requirements of applicable law, the Board of Directors may from time to time establish committees, including an executive committee and other standing or special committees, which shall have such duties and powers as are authorized by these Bylaws or by the Board of Directors.  Committee members, and the chairman of each committee, shall be appointed by the Board of Directors.  The Chairman of the Board, in conjunction with the several committee chairman, shall make recommendations to the Board of Directors for its final action concerning members to be appointed to the several committees of the Board of Directors.  Any member of any committee may be removed at any time with or without cause by the Board of Directors.  Vacancies which occur on any committee shall be filled by a resolution of the Board of Directors.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.  The Board of Directors may, by resolution, at any time deemed desirable, discontinue any standing or special committee.

Section 3.12.  MEETING OF COMMITTEES.  Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of applicable law and of any resolutions of the Board of Directors governing such committee.  Each committee shall meet as provided by such rules or such resolution of the Board of Directors, and shall also meet at the call of its chairman of any two (2) members of such committee.  Unless otherwise provided by such rules or by such resolution, the provisions of these Bylaws under Article III entitled “Directors” relating to the place of holding meetings and the notice required for meetings of the Board of Directors shall govern the place of holding meetings and notice of meetings for committees of the Board of Directors.  A majority of the members of each committee shall constitute a quorum thereof.  In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice of waiver.  Except in cases where it is otherwise provided by the rules of such committee or by a resolution of the Board of Directors, the vote of a majority of the members present at a duly constituted meeting at which a quorum is present shall be sufficient to pass any measure by the committee.

Section 3.13.  REMOVAL.  Any director may be removed from office only as provided in Article Tenth of the Certificate.

ARTICLE IV
(As Amended on the 22nd day of January 1996)

Officers

Section 4.01.  DESIGNATION, ELECTION AND TERM OF OFFICE.  The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, and such Vice Presidents as the Board of Directors deems appropriate, a Secretary and a Treasurer.  Any number of offices may be held by the same person.  These officers shall be elected annually by the Board of Directors at an organizational meeting immediately following the annual meeting of stockholders, and each officer shall serve at the pleasure of the Board of Directors, to hold office until the corresponding meeting of the Board of Directors in the next year, and until his successor shall have been elected and qualified, or until his earlier resignation, death or removal.

Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02a.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall have the general powers and duties of management usually vested in the office of the Chairman of the Board and shall, in addition, be the Chief Executive Officer of the Corporation with all the powers and duties vested in the office of the CEO as prescribed in Section 4.02b of this Article IV unless the Board of Directors elects another individual to fill such office.  He shall, if present, preside at all meetings of the Board of Directors and at all meetings of the stockholders and he shall be ex-officio a member of all standing committees, if any, of the Board of Directors.  The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  Subject to such limitations as may be imposed by the Board of Directors, any powers or duties vested in the Chairman of the Board may be delegated by him to such subordinates as he may choose.

Section 4.02b.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer shall provide senior level executive leadership to the Corporation.  He shall have the general powers and duties of management usually vested in the office of the Chief Executive of a corporation, and shall have in addition such other powers and duties as may be prescribed by the Chairman of the Board or these Bylaws.  In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.  He shall be ex-officio a member of all standing committees, if any, of the Board of Directors.  Subject to such limitations as may be imposed by the Chairman, any powers or duties vested in the Chief Executive Officer may be delegated by him to such subordinates as he may choose.  If there is no President, the CEO shall, in addition, be the President of the Corporation and shall have the powers and duties vested in the office of the President, as prescribed in Section 4.03 of this Article IV.

Section 4.03.  PRESIDENT.  Subject to the control of the Chief Executive Officer and to the general oversight powers of the Chairman, the President shall provide general supervision, direction and control of the business and operations of the Corporation.  He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have, in addition, such other powers and duties as may be prescribed by the CEO.  Subject to such limitations as may be imposed by the CEO, any powers and duties vested in the President may be delegated by him to such subordinates as he may choose.

Section 4.04.  VICE PRESIDENTS.  Vice Presidents and Executive Vice Presidents of the Corporation who are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Board of Directors, Chairman of the Board, President, or by these Bylaws.

Section 4.05.  SECRETARY.

(a)  The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors meetings, the number of shares present or represented at shareholders meetings, and the proceedings thereof.

(b)  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)  The Secretary shall give, or cause to be given notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or Bylaw to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.06.  TREASURER.

(a)  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of accounts shall at all reasonable times be open to inspection by any director.

(b)  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 4.07.  ASSISTANT OFFICERS.  The Board of Directors may appoint or may confer upon any officer or officers of the Corporation the power to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.  If an assistant officer to any officer shall be appointed, such assistant officer may exercise any of the powers of his superior officer, as provided in these Bylaws or as authorized by the Board of Directors, and shall perform such other duties as are imposed upon him by these Bylaws or the Board of Directors.

Section 4.08.  RESIGNATIONS.  Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, to the President, or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein unless otherwise determined by the Board of Directors.  The acceptance of a resignation by the Corporation shall not be necessary to make it effective.

Section 4.09.  REMOVAL.  Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.  Any assistant officer of the Corporation may be removed, with or without cause, by the Chairman of the Board, the President or by the Board of Directors.

ARTICLE V

Indemnification of Directors, Officers,
Employees and Other Corporate Agents

Section 5.01.  RIGHT TO INDEMNIFICATION.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.02 of this Article V, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.  This Article shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article (or the adoption of the comparable provisions of the Bylaws of the Corporation’s predecessor corporation).

Section 5.02.  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section 5.01 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.03.  NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.04.  INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VI

Stock

Section 6.01.  CERTIFICATES.  Except as otherwise provided by law, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation.  Each certificate shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President together with the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on any certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 6.01.  TRANSFER OF SHARES.  Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the

Corporation’s registrar if the Corporation has a registrar.  The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation’s stock as it may deem expedient.

Section 6.03.  TRANSFER AGENTS AND REGISTRARS.  The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define.  No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar.  The duties of transfer agent and registrar may be combined.

Section 6.04.  STOCK LEDGERS.  Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.05.  RECORD DATES.  The Board of Directors shall fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose.  Such date in any case shall be not more than sixty (60) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Section 6.06.  NEW CERTIFICATES.  In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers or agents, in their discretion, may refuse to issue such a new certificate unless the Corporation is ordered to do so by a court of competent jurisdiction.

ARTICLE VII

Sundry Provisions

Section 7.01.  FISCAL YEAR.  The fiscal year of the corporation shall end on the 31st day of July of each year.

Section 7.02.  SEAL.  The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation.

Section 7.03.  VOTING OF STOCK IN OTHER CORPORATIONS.  Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders’ meetings thereof by the Chairman of the Board or his designee.  The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 7.04.  AMENDMENTS.  New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by law or by the Certificate.  Subject to the rights of the shareholders as provided in this Section to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors.  Whenever an amendment or new bylaw is adopted it shall be copied in the original bylaws in the appropriate place.  If any bylaw is repealed, the fact of repeal and the date of the meeting at which the repeal was enacted or the date the written consent was effective shall be stated in the original bylaws.